SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

Pursuant to Section 13(d) of The Securities Exchange Act of 1934

Date of Report:  March 24, 1999          Commission File No. 0-1830

BOWL AMERICA INCORPORATED
(exact name of registrant as specfied in charter)

STATE OF MARYLAND                             54-0646173
(State of Incorporation)           (I.R.S. Employer Identification No.)

6446 Edsall Road, Alexandria, VA  22312
(Address of Principal Executive Office   Zip Code)

703-941-6300
(Registrant's Telephone Number, Including Area Code)

INFORMATION TO BE INCLUDED IN REPORT

ITEM 5.  OTHER EVENTS

         At the regular meeting of the Board of Directors of the Company held on March 23, 1999, the Board authorized its President, Leslie H. Goldberg, to purchase on behalf of the Company, up to 600,000 shares of the Company's common stock, either privately or on the open market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWL AMERICA INCORPORATED
Registrant

Leslie H. Goldberg
President

Date:  March 24, 1999